EXHIBIT 7C

For period ending 08/26/2011 file number 811-09253.

List the name of each series or portfolio and give a consecutive number to each series or portfolio starting with the number 1. Use this same numerical designation for each series or portfolio in the series information block in the top right corner of the screens submitted in this filing and in all subsequent filings on this form. This information is required each time the form is filed.

For the funds over #99, interested parties could refer to the most recent shareholder report for financial information.



Series
Number   Series Name                                                  Is this the last filing for this Series?
                                                                                      (Y/N)

152	Wells Fargo Advantage Classic Value Fund					Y
153	Wells Fargo Advantage Core Equity Fund						Y
155	Wells Fargo Advantage Disciplined Value Fund					Y
170	Wells Fargo Advantage Growth Opportunities Fund					Y
173	Wells Fargo Advantage Disciplined Global Equity Fund				Y
